U.S. Securities and Exchange Commission
                          Washington, D.C. 20549
                            ____________________
                                 FORM 8-K
                            ____________________

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 21, 2011

                            ____________________

                        Commission File No. 333-145884
                            ____________________

                              EMO Capital Corp.
       (Name of small business issuer as specified in its charter)

                 Nevada                     N/A
        State of Incorporation  IRS Employer Identification No.

           350 E. 82nd Street, 16D, New York, NY 10028, USA.
               (Address of principal executive offices)

                              (888)370-4487
                       (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 21, 2011 Mr. Neil Kleinman was appointed to the Board of Directors of EMO Capital Corp. ("The Company")

Neil Kleinman is the President and CEO for Nu Vitality Labs and is the VP of Corporate Development for Webair. Neil's responsibilities include handling all corporate development and corporate finance related matters. Neil has worked in the financial industry for more than 19 years and provides critical and strategic thinking to management.

Prior to Webair, Neil served investment banking roles with Cresta Capital Strategies, New York and Sands Brothers Asset Management, Greenwich, CT, where he collaborated with management of publicly listed and privately held entities to obtain capital and provide strategic guidance on growth alternatives. He also served as Executive Vice President and Treasurer of Interfor, Inc. Interfor specializes in investigations for corporations, law firms and financial institutions. From September 2003 to November 2007, Neil held the role of origination and underwriting for Laurus Capital Management and worked with a distinguished deal team to originate, process, structure and close more than 300 transactions. During his tenure, he managed a variety of outside advisors, provided meaningful support to portfolio companies and the asset base grew from less than $20 million to over $2 billion. It was during this time that Laurus received the MarHedge Award for Best Niche Strategy/Innovative Category (2004) and Absolute Returns Alternative Investment Manager of the Year (2006).

Prior to Laurus, Neil was with Bloomberg, LP from March 2001 to August 2003, on the Chicago sales team. There he sold the Professional Service to a diverse community of buy-side and sell-side firms and worked with the treasury departments of Fortune 500 Illinois-based companies. He served as a Registered Representative for regional and wire house firms and was Principal of his own broker-dealers during the first ten years of his career and specialized in wealth management, defined contribution plans and underwritings.

Neil graduated from the Smeal College of Business, Pennsylvania State University with a Bachelor of Science in Accounting. He currently holds his FINRA Series 7, 63 and 79 licenses.






Item 8.01  Other Events.

Effective December 21, 2011, EMO Capital Corp. (the "Company") has relocated it's corporate headquarters to 350 E. 82nd Street, 16D, New York, NY 10028, USA from 115 He Xiang Road, Bai He Village, Qing Pu, Shanghai, China, 200000.

The Company has changed it's official phone number to (888) 370-4487.






SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Registrant
EMO Capital Corp.



Date: January 4, 2012
By:
/s/ Juanming Fang

Juanming Fang

Chief Executive Officer